Exhibit 10.23
OPTION AGREEMENT NO. 1
     This OPTION AGREEMENT No. 1 (this “Agreement”), dated January 15, 2010, is entered into by and between China Environment Fund III, L.P. (the “Holder”), Sun Kwok Ping (), holder of Hong Kong document of identity No. DA9001901 (the “Founder”) and Nobao Renewable Energy Holdings Limited, a Cayman Islands company (the “Company”).
RECITALS
A.	A Share Exchange Agreement was entered into on January 15, 2010 (the “Share Exchange Agreement”) by and among the Founder, the Holder and other parties thereto.

B.	It is condition precedent of closing under the Share Exchange Agreement that the Holder and the Founder enter into this Agreement.

C.	Pursuant to the Share Exchange Agreement and concurrently with the execution of this Agreement, the Holder and the Founder are entering into an Option Agreement No. 2, an Option Agreement No. 3 and a Shareholders Agreement (the “Shareholders Agreement”).
WITNESSETH
     NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the Parties agree as follows:
     1. Purchase During Exercise Period. Subject to the terms and conditions set forth in this Agreement, the Holder shall be entitled, at any time during the Exercise Period, to purchase (such right, the “Purchase Option”) from the Founder, at an aggregate price of US$1 (the “Exercise Price”), a number of fully paid Ordinary Shares, par value US$0.001 per share, of the Company (the “Ordinary Shares”) held by the Founder equal to the “Adjustment Number” (as defined below). Subject to the terms and conditions set forth in this Agreement, the Adjustment Number shall be the number of Ordinary Shares equal to the result of (i) 20,000,000 multiplied by the Percentage Interest, subtracted by (ii) 4,906,480. Promptly upon completion of the purchase and sale of Ordinary Shares pursuant to the Purchase Option, if at such time the Holder holds any Series A Preferred Shares of the Company (the “Series A Preferred Shares”), the parties hereto shall cause the re-designation of such Ordinary Shares acquired by the Holder into the number of Series A Preferred Shares then convertible into such Ordinary Shares.
     2. Termination. Subject to Section 4(c), the Exercise Period shall not commence, and this Agreement and all rights and obligations hereunder shall terminate, if the Adjusted Post-Money Valuation, as determined pursuant to this Agreement, equals or exceeds the Initial Post-Money Valuation.
     3. Determination of Adjusted Post-Money Valuation.

     (a) Adjusted Post-Money Valuation. Simultaneously with the delivery of the financial statements for the 2009 Fiscal Year pursuant to Section 8.1 of the Shareholders Agreement, but in any event within 60 days after the end of the 2009 Fiscal Year of the Company, the Company shall deliver to the Holder and the Founder, together with such financial statements, (i) an audited statement of profits and losses for the 2009 Fiscal Year (divided into two periods, i.e. a period from January 1, 2009 to December 31, 2009, and another period from January 1, 2010 to February 28, 2010), audited by the accounting firm agreed by the Company and the Holder, prepared in accordance with IFRS, and (ii) a statement of revenue and cost breakdown by project for the 2009 Fiscal Year issued by the Company and confirmed by the accounting firm in writing, setting forth in reasonable detail the calculation of Adjusted Post-Money Valuation; provided, that if the Company fails to deliver of such financial statements, statement of profits and losses, or such statement within 60 days after the end of the 2009 Fiscal Year, the Adjusted Post Money Valuation will be conclusively deemed lower than the Initial Post Money Valuation, the Percentage Interest can be adjusted to 45% at the Holder’s sole discretion and the Exercise Period will commence on the business day next following such 60th day. The Holder shall have the right to object to the determination of Adjusted Post-Money Valuation in accordance with Section 3(b) below.
     (b) Objection Procedure
     (i) Unless the Holder gives written notice to the Founder and the Company of its objection (an “Objection”) to the Company’s calculation of the Adjusted Post-Money Valuation within 30 days following its receipt of the financial statements and accompanying chief financial officer’s certificate, the Company’s calculation shall be final and binding upon the parties for purposes of this Agreement. If the Holder waives in writing its right to deliver an Objection with respect to any such determination, the applicable determination shall be final and binding upon the parties as of the date of delivery of such waiver. Any Objection shall specify in reasonable detail the nature of any disagreement so asserted. Upon request of the Holder, the Company shall promptly provide a representative of the Holder such access to the books and records of the Company and its Subsidiaries as are reasonably necessary to confirm the Company’s calculation of the Adjusted Post-Money Valuation and the Holder agrees to maintain any such information in strict confidence (except for such disclosure to advisors or otherwise as appropriate in connection with the proceedings referred to below in clause (ii)). During the 15-day period following the delivery of an Objection, the Founder and the Holder shall attempt in good faith to resolve any differences which they may have with respect to any matter specified in the Objection.
     (ii) If at the end of such 15-day period, the Founder and the Holder shall have failed to reach written agreement with respect to all matters specified in any Objection, any matter that remains in dispute shall promptly be submitted to an independent accounting firm of internationally recognized standing (the “Accountant”) designated by the Founder and the Holder within ten days after the expiration of such 15-day period, or, if they cannot agree on an accounting firm, such dispute shall be promptly referred to the HKIAC and an independent accounting firm of internationally recognized standing shall be appointed thereby. The Accountant shall consider only the matters specified in the Objection. The Accountant shall act promptly to resolve all matters specified in the Objection, and shall give its decision within 30 days after the referral of the matter to it. Upon resolution by the Accountant of all matters specified in the Objection, the Accountant shall determine the Adjusted Post-Money Valuation and/or whether the Adjusted Post Money Valuation is lower than the Initial Post Money Valuation, as applicable, on the basis of the matters it has resolved. The Accountant’s decisions and determinations with respect to all matters specified in the Objection and its determination as to Adjusted Post Money Valuation shall be final and binding upon the Founder and the Holder. The costs and expenses of the Accountant shall be borne equally by the Founder, on the one hand, and the Holder, on the other hand.
     4. Covenants.
     Without limiting any other covenant of the Company and the Founder under the Memorandum and Articles of Association of the Company and the Shareholders Agreement:
     (a) the Company shall not change any method of accounting or accounting practice or policy, other than (i) pursuant to guidance provided by any applicable regulatory authority, with the Holder’s consent, or (ii) as recommended by the Company’s independent auditors, with the Holder’s consent;
     (b) the Company shall not (i) directly or indirectly change the allocation of items of revenue, income and/or gain between, or the principles applied to allocate items of revenue, income and/or gain in, EMC related profits on the one hand, and other items of income or gain on the other hand, or (ii) otherwise artificially affect the Adjusted Post Money Valuation;
     (c) if there is any change to any Accounting Rules prior to an IPO of the Company, the Company shall employ the adjusted Accounting Rules to re-calculate the Adjusted Post Money Valuation and deliver the re-calculated Adjusted Post Money Valuation to the Holder and the Founder within 60 days after such change. The Adjusted Post Money Valuation can be re-calculated from time to time prior to the IPO of the Company, due to change of the Accounting Rules. Determination of the re-calculated Adjusted Post Money Valuation shall be in accordance with Section 3 of this Agreement; and
     (d) if the Adjusted Post Money Valuation is adjusted prior to the IPO, and if, accordingly, the Holder is not entitled to exercise the Purchase Option, any and all Ordinary Shares that have been purchased by the Holder by exercising the Purchase Option (or Series A Preferred Shares converted from such Ordinary Shares) shall be repurchased by the Founder at the Exercise Price.

     5. Definitions. As used herein, the following terms shall have the following meanings:
     (a) “Adjusted Post Money Valuation” means a valuation of the Company, equaling to the audited and consolidated Net Profit for 2009 Fiscal Year of the Company multiplied by X, where X is determined in accordance with the following formula. For the foregoing purpose, the exchange rate between United States Dollar and Renminbi is USD1 = RMB6.82.
X = (A/B) * 5.8 + (C/B) * 3.4
     A = EMC Gross Profit for the 2009 Fiscal Year;
     B = Normal Business Gross Profit for the 2009 Fiscal Year;
     C = other Gross Profit for the 2009 Fiscal Year, i.e. B minus A;
     (b) “Initial Post Money Valuation” means a valuation of the Company equal to RMB 100,000,000, multiplied by 5.56, with the exchange rate between United States Dollar and Renminbi being USD1 = RMB6.82.
     (c) “Exercise Period” means the period beginning on the date (if any) that it is determined in accordance with Section 3 hereof that the Adjusted Post Money Valuation is lower than the Initial Post Money Valuation and ending at 5:00 p.m., Beijing time on the tenth anniversary of June 24, 2009, or if such date is not a Business Day, then 5:00 p.m., Beijing time on the following Business Day, or ending at the tenth anniversary of the date of publication of the final re-calculated Adjusted Post Money Valuation in accordance with Section 4(c) hereof, whichever is longer.
     (d) “2009 Fiscal Year” commences on January 1, 2009, ending on February 28, 2010.
     (e) “Percentage Interest” means a percentage obtained by dividing (i) US$20,000,000 by (ii) the Adjusted Post Money Valuation, with the exchange rate between United States Dollar and Renminbi being USD1 = RMB6.82; provided that the Percentage Interest shall in no event be higher than 45%.
     (f) “Accounting Rules” means the accounting policies and critical accounting estimates and assumptions (including without limitation, those descriptions under Note 3 from Page 10 to Page 23 and Note 5 from Page 24 to Page 25 in the report attached as Exhibit B hereto) employed by PricewaterhouseCoopers in connection with preparation of the Company’s consolidated 2008 audit report.
     (g) “IPO” means the first firmly underwritten registered public offering by the Company of its Ordinary Shares pursuant to a registration statement that is filed with and declared effective by a Governmental Authority in a jurisdiction.

     (h) “EMC” means energy management contracts projects, which are central heating and cooling refurbishment and replacements for existing buildings and installation projects for new buildings. In the EMC, the Company (including the PRC Companies) designs, manufactures and installs ground-source heat pump (“GSHP”) systems under long-term (which shall be no less than 10 years) service contracts, which have an annual energy management fee, to large scale commercial businesses, such as hotels and supermarkets. The Company (including the PRC Companies) will retain the title to various GSHP related equipment and facilities until expiration of term under a service contract. For avoidance of confusion, EMC shall include, but not limited to, the long term service contracts described in the report attached as Exhibit B hereto. The Holder shall reserve the right to determine whether a contract constitutes an EMC. However, such determination shall not be made in conflict with the provisions hereof.
     (i) “EMC Gross Profit” means gross profit generated only from the EMC.
     (j) “EPC” means engineering-procurement construction projects. In the EPC, the Company (including the PRC Companies) designs and installs central heating/cooling/hot water system using its GSHP technology on a single project basis, charging an upfront fee to large scale commercial customers, including large office buildings, industrial parks, and financial centres. By the completion of the project, customers must settle the payment to and assume ownership of the system from the Company.
     (k) “Normal Business” means heat pump related sales contracts, EPC, EMC and other heat pump related businesses.
     (1) “Normal Business Gross Profit” means gross profit generated only from the Normal Business.
     (m) “Net Profit” means Normal Business Gross Profit minus distribution costs minus administrative expenses (excluding other gains) plus finance income minus tax. The accounting terms used herein shall have the meaning ascribed to them in the report attached as Exhibit B hereto.
     (n) Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Shareholders Agreement. All accounting terms not otherwise defined herein have the meanings assigned under IFRS.
     6. Methods of Exercise.
     During the Exercise Period, the Holder may exercise, in whole or in part, the Purchase Option pursuant to this Agreement by either of the following methods:
     (a) Cash Exercise. The Holder may exercise by delivering a notice of exercise, in the form attached as Exhibit A hereto (a “Notice of Exercise”) to the Founder and paying to the Founder an amount (i) in cash (by check or wire transfer of immediately available funds), (ii) by cancellation of indebtedness of the Founder owed to the Holder, if any, or (iii) by a combination of (i) and (ii), equal to the aggregate Exercise Price for the number of Ordinary Shares being purchased by such Holder.
     (b) Net Exercise. Alternatively, the Holder may exercise by:
     (i) delivering a Notice of Exercise to the Founder; and
     (ii) receiving such lesser number of Ordinary Shares calculated in accordance with the formula below representing the satisfaction of the payment to the Founder of an amount equal to the aggregate Exercise Price for the number of Ordinary Shares being purchased.
In the event the Holder chooses to exercise the Purchase Option pursuant to this Agreement in accordance with this Section 6(b) (a “Net Exercise”), the Founder shall transfer to the Holder a number of Ordinary Shares computed using the following formula:
X = [Y * (A-B)]/A
where:
X = the number of Ordinary Shares to be transferred to the Holder
Y = the number of Ordinary Shares purchasable under this Agreement or, if only a portion of the Purchase Option is being exercised, the number of Ordinary Shares for which the Purchase Option is being exercised (at the date of such calculation)
A = the fair market value of one Ordinary Share (at the date of such calculation)
B = the Exercise Price (as adjusted to the date of such calculation).
For purposes of this Section 6(b), the fair market value of an Ordinary Share shall be the average of the closing prices of the Ordinary Shares quoted (i) in the over-the-counter market in which the Ordinary Shares are traded, or (ii) on any exchange or electronic securities market on which the Ordinary Shares are listed for trading, as applicable, for the 30 trading days prior to the date of determination of fair market value (or such shorter period of time during which such Ordinary Shares were traded over-the-counter or on such exchange). If the Ordinary Shares are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value of an Ordinary Share shall be determined by dividing:
     (i) the cash price at which a willing seller would sell and a willing buyer would buy all of the issued and outstanding Ordinary Shares in a transaction negotiated at arm’s length by unaffiliated third parties, each being apprised of and considering all relevant facts, circumstances and factors, and neither acting under compulsion or time constraints, by

     (ii) the number of then issued and outstanding Ordinary Shares.
In the case of any determination of the fair market value of the Ordinary Shares pursuant to this Section 6(b), fair market value shall not include any discount (i) by reason of such Ordinary Shares representing a minority interest, or (ii) to reflect the fact that such Ordinary Shares are illiquid and subject to the restrictions on transfer set forth in this Agreement, the Shareholders Agreement, the Right of First Refusal and Co-Sale Agreement, dated January 15, 2010, by and among the Company, the Founder, the Holder and other parties thereto (the “ROFR Agreement”) and the Memorandum and Articles.
If the Founder and the Holder cannot agree on the fair market value of an Ordinary Share within 30 days after the date upon which the Holder delivers a Notice of Exercise to the Founder (the “Negotiation Period”), the valuation shall be made by an appraiser of internationally recognized standing designated jointly by the Founder and the Holder within ten days after the expiration of the Negotiation Period or, if they cannot so agree on an appraiser, such dispute shall be promptly referred to the HKIAC and an appraiser of nationally recognized standing shall be appointed thereby. The valuation shall be made by such appraiser within 20 days of its designation by the HKIAC. Any valuation made by an appraiser under this Section 6(b) shall be determinative of such value and binding upon the Founder and the Holder. The cost of such valuation shall be borne equally by the Founder and the Holder, but each party shall bear its own legal expenses, if any, incurred in connection therewith.
     (c) Partial Exercise. The Purchase Option may be exercised for less than the full number of Ordinary Shares subject to the Purchase Option, in which case the number of Ordinary Shares receivable upon the exercise of the Purchase Option as a whole, and the sum payable upon the exercise of the Purchase Option as a whole, shall be proportionately reduced.
     7. Certificates. Upon the exercise of the Purchase Option pursuant to this Agreement, one or more certificates for the number of Ordinary Shares so purchased (or Series A Preferred Shares converted from such Ordinary Shares) shall be issued and delivered by the Company to the Holder as soon as practicable thereafter, and in any event within ten days of the delivery by the Holder to the Founder of the Notice of Exercise. The date of delivery of such certificates is referred to herein as the “Delivery Date.”
     8. Dividend, Subdivision, Combination, Reclassification, Reorganization, Consolidation, Merger or Sale of Assets. The number of and kind of securities that may be transferred pursuant to this Agreement and the Exercise Price shall be subject to adjustment from time to time as follows:
     (a) In case of any reclassification, capital reorganization, or change in the shares of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company to another corporation pursuant to which the holders of Ordinary Shares shall be entitled to receive shares, securities, cash or other property with respect to or in exchange for Ordinary Shares, then, as a condition to such reclassification, reorganization, change, consolidation, merger or sale, the Founder shall make appropriate provision so that the Holder (or its permitted transferees) shall have the right at any time prior to the expiration of the Exercise Period to acquire, at a total per-share price equal to that payable pursuant to this Agreement, the kind and amount of shares, securities, cash or other property receivable in connection with such reclassification, reorganization, change, consolidation, merger or sale by a holder of the same number of Ordinary Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger or sale. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares, securities, cash or other property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Ordinary Share payable hereunder, provided that the aggregate purchase price shall remain the same.
     The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets in such sale shall assume, by written instrument mailed or delivered to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares, securities, cash or other property as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding Ordinary Shares, the Company shall not effect any consolidation, merger or sale with the Person having made such offer or with any Affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive pursuant to this Agreement either the stock, securities, cash or other property then issuable with respect to the Ordinary Shares or the stock, securities, cash or other property, or the equivalent, issued to holders of Ordinary Shares in accordance with such offer.
     (b) If the Company shall, at any time or from time to time, (i) declare a dividend on the Ordinary Shares payable in shares of its capital stock (including Ordinary Shares), (ii) subdivide the outstanding Ordinary Shares, (iii) combine the outstanding Ordinary Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Ordinary Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder, upon exercise of the Purchase Option after such date, shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if the Purchase Option had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Exercise Price shall again be adjusted to be the Exercise Price in effect immediately prior to such record date.
     (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Agreement, or in the Exercise Price, the Founder shall provide the Holder with not less than 20 days’ prior written notice of the date on which the event requiring such adjustment is to take place and information, reasonably detailed, regarding the pertinent facts of such event, as well as the calculation of the adjusted Exercise Price and the adjusted number of Ordinary Shares or securities, cash or other property thereafter purchasable upon exercise of this Agreement.
     9. No Dilution or Impairment. The Founder and the Company will not, by amendment of the Company’s Memorandum and Articles of Association, or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action involving the Company, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares receivable upon exercise of the Purchase Option, and the Founder at all times will take all such action as may be necessary or appropriate in order that the Founder may validly and legally transfer fully paid shares pursuant to this Agreement.
     10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Purchase Option, but in lieu of such fractional shares the Founder shall make a cash payment therefor on the basis of the Exercise Price then in effect.
     11. Representations, Warranties and Covenants of the Founder
     (a) Sale of Shares. The Founder covenants that the Ordinary Shares, when sold and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes and liens with respect thereto.
     (b) Covenants as to Exercise of Purchase Option. The Founder covenants that the Founder will at all times during the Exercise Period, hold a sufficient number of Ordinary Shares to provide for the exercise of the Purchase Option pursuant to this Agreement.
     12. Restrictive Legend. The share certificates for the Ordinary Shares acquired hereunder (or Series A Preferred Shares converted from such Ordinary Shares) shall be stamped or imprinted with a legend in substantially the following form (unless registered under the Securities Act or if the Holder delivers to the Founder an opinion of counsel (who may be an employee of the Holder) reasonably satisfactory in form and substance to the Founder, that such shares do not require registration under the Securities Act or any applicable state securities laws):
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR A COMPARABLE DOCUMENT UNDER THE LAWS OF ANY OTHER JURISDICTION OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THE OFFERING OF THESE SECURITIES HAS NOT BEEN REVIEWED OR APPROVED BY ANY STATE SECURITIES ADMINISTRATOR.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT, DATED AS OF JANUARY 15, 2010, AMONG THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE WITH THE COMPANY. NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SAID SHAREHOLDERS AGREEMENT SHALL HAVE BEEN COMPLIED WITH IN FULL.
Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the Holder (who may be an employee of the Holder) and reasonably acceptable to the Founder, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.
     13. Purchase Option and Shares Transferable
     (a) Subject to compliance with the terms and conditions of the Shareholders Agreement and this Section 13, this Agreement and all rights hereunder are assignable, in whole or in part, by the Holder. With respect to any assignment of this Agreement or any offer, sale or other disposition of Ordinary Shares acquired pursuant to the exercise of the Purchase Option (or Series A Preferred Shares converted from such Ordinary Shares) prior to registration of such shares, the Holder agrees to give written notice to the Founder prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if reasonably requested by the Founder, to the effect that such assignment or offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any U.S. federal or state or other applicable securities law then in effect) of such shares and indicating whether or not under the Securities Act certificates for such shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Founder, as promptly as practicable, shall notify such Holder that such Holder may assign this Agreement or sell or otherwise dispose of such shares, all in accordance with the terms of the notice delivered to the Founder. If a determination has been made pursuant to this Section 13 that the opinion of counsel for the Holder or other evidence is not reasonably satisfactory to the Founder, the Founder shall so notify the Holder promptly with details thereof after such determination has been made. Each certificate representing the shares transferred in accordance with this Section 13 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
     (b) Notwithstanding anything to the contrary contained herein, the Holder may, at any time and from time to time, assign this Agreement or transfer any Ordinary Shares acquired pursuant to the exercise of the Purchase Option (or Series A Preferred Shares converted from such Ordinary Shares) and all rights hereunder and thereunder, in whole or in part, without charge to the Holder (except for transfer taxes) to any of the Holder’s shareholders, partners or members by way of distribution or dividend, or to one or more of the Holder’s Affiliates, so long as any such Affiliate is controlled exclusively by the entity making such transfer. Any such transfer shall solely require that the Holder give written notice thereof to the Founder; for greater certainty, none of the terms and conditions set forth in Section 13(a) shall be applicable to any transfer governed by this Section 13(b).
     14. Rights of Shareholders. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of the Ordinary Shares (or Series A Preferred Shares converted from such Ordinary Shares) or any other securities of the Company which may at any time be transferable on the exercise of the Purchase Option for any purpose, nor shall anything contained herein be construed to confer upon the Holder, in respect of such shares, any of the rights of a shareholder of the Company or any right to vote upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of Ordinary Shares or Series A Preferred Shares, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Purchase Option shall have been exercised and the Ordinary Shares purchasable upon the exercise hereof (or Series A Preferred Shares converted from such Ordinary Shares) shall have become deliverable, as provided herein.
     15. Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on the signature page of this Agreement (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties given in accordance with this Section 15). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day on which it is properly addressed and sent through a transmitting organization with a reasonable confirmation of delivery.
     16. “Market Stand-Off Agreement. The Holder hereby agrees that, during the period of time specified by the Company and an underwriter of Ordinary Shares or other securities of the Company, following the effective date of (i) a registration statement of the Company filed under the Securities Act, or (ii) a comparable offering document filed under the applicable laws and regulations of any foreign governmental authority, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Ordinary Shares included in such registration or offering; provided, however, that:
     (a) all officers and directors of the Company, and each Person who holds one percent (1%) or more of the Company’s outstanding shares, enter into similar agreements;
     (b) such market stand-off time period shall not exceed 90 days; and
     (c) the foregoing agreement shall not prohibit privately negotiated transfers of Ordinary Shares (or Series A Preferred Shares converted from such Ordinary Shares) among the Holder and its Affiliates.
The Holder agrees to provide to the underwriters of any public offering such further agreements as such underwriters may reasonably request in connection with this market stand-off agreement, provided that the terms of such agreements are substantially consistent with the provisions of this Section 16. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Company held by the Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.
Notwithstanding the foregoing, the obligations described in this Section 16 shall not apply to (i) a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, (ii) a registration relating solely to a transaction under Rule 145 of the Securities Act, or (iii) any offering which would the equivalent of clause (i) or (ii) under the applicable laws and regulations of any foreign governmental authority.

     17. Change, Waiver, Etc. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
     18. Remedies. The Founder stipulates that the remedies at law of the Holder in the event of any default by the Founder in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate, and that the same may be specifically enforced.
     19. Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the Hong Kong, without regard to the conflicts of law provisions of the Hong Kong.
     20. Dispute Resolution.
     (a) The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party that is a company, shall nominate one (1) authorized officer as its representative. The parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one (1) assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one (1) day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either party may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below. This procedure shall be a prerequisite before taking any additional action hereunder.
     (b) In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall he referred to and finally settled by arbitration at the HKIAC in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the Hong Kong International Arbitration Centre Administered Arbitration Rules; and (ii) the language of the arbitration shall be English. Notwithstanding anything in this Agreement or in the Hong Kong International Arbitration Centre Administered Arbitration Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Holder unless such award both (x) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (y) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such Holder or its affiliates to conduct its respective business operations or to make or dispose of any other investment. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
21. Rights and Obligations Survive Exercise of Purchase Option. Unless otherwise provided herein, the rights and obligations of the Founder, the Company, the Holder and the holder of the Ordinary Shares issued upon exercise of this Purchase Option (or Series A Preferred Shares converted from such Ordinary Shares), shall survive any exercise of the Purchase Option.
[Signature page follows]

IN WITNESS WHEREOF this Agreement has been signed by the duly authorised representatives of the parties on the date first written above.

/s/ Sun Kwok Ping
SUN KWOK PING

Address: Building No. 4, 150 Yong He Road, Shanghai, China, 200072 Fax: 86-21-6631-2459

Signature Page to Option Agreement No. 1

IN WITNESS WHEREOF this Agreement has been signed by the duly authorised representatives of the parties on the date first written above.

CHINA ENVIRONMENT FUND III, L.P.
By:	/s/ Donald Chang Ye
	Name:	Donald Chang Ye
	Title:	Authorized Signatory

Address: A2302, SP Tower, Tsinghua Science Park, Beijing 100084 China Fax: 86-10-8215-1150

Signature Page to Option Agreement No. 1

IN WITNESS WHEREOF this Agreement has been signed by the duly authorised representatives of the parties on the date first written above.

NOBAO RENEWABLE ENERGY HOLDINGS LIMITED
By:	/s/ Sun Kwok Ping
	Name:	Sun Kwok Ping
	Title:	Director

Address: Building No. 4, 150 Yong He Road, Shanghai, China, 200072 Fax: 86-21-6631-2459

Signature Page to Option Agreement No. 1

EXHIBIT A
NOTICE OF EXERCISE

To:	SUN KWOK PING Building No. 4, 150 Yong He Road, Shanghai, China, 200072 Fax:86-21-6631-2459
     1. The undersigned hereby elects to purchase Ordinary Shares (“Ordinary Shares”) pursuant to the terms of the Option Agreement No. 1 dated January 15, 2010 by and between China Environment Fund III, L.P., Sun Kwok Ping () and Nobao Renewable Energy Holdings Limited (the “Agreement”). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Agreement.
     2. The undersigned shall exercise the Purchase Option (i) by means of a cash payment, and tenders herewith, payment in full for the purchase price of the Ordinary Shares being purchased, or (ii) by means of a Net Exercise in accordance with the terms of Section 6(b) of the Agreement, together with all applicable taxes, if any.
     3. Please cause the Company to issue a certificate or certificates representing said Ordinary Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
     4. The undersigned hereby represents and warrants that the aforesaid Ordinary Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

(Signature)

(Name)

(Date)	(Title)